UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 21, 2018

FLITWAYS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55316	47-2489112
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Corporate Pointe, Suite 550

Culver City, CA 90230

 (Address of principal executive offices)

Phone: (855) 710-0915

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On May 21, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital of its common stock from Seven Hundred Million (700,000,000) shares of common stock to One Billion Two Hundred Million (1,200,000,000) shares of common stock, par value $0.001 per share. The Increase in Authorized was effective with the Nevada Secretary of State on May 21, 2018, when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on April 5, 2018.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.01	Certificate of Amendment filed and stamped by the Nevada Secretary of State, dated May 21, 2018.	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLITWAYS TECHNOLOGY, INC.

Date: May 21, 2018

By: /s/ Tobi Mac Aro

Tobi Mac Aro

President & CEO

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